EXHIBIT 10.13



                        FIRST AMENDMENT TO NOTE AGREEMENT
                               AND LIMITED WAIVER

This First Amendment to Note Agreement and Limited Waiver (the "Agreement") is entered into as of this 30th day of September, 1996, between AMCOL INTERNATIONAL CORPORATION (formerly known as American Colloid Company), a Delaware corporation (the "Company") and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY ("Principal Mutual").


                                    RECITALS:

The Company and Principal Mutual entered into a Note Agreement dated as of October 1, 1994 (the "Note Agreement"). In accordance with the terms of the Note Agreement, the Company issued $25,000,000 of its 7.36% Series A Senior Notes due June 30, 1999, $10,000,000 of its 7.83% Series B Senior Notes due June 30, 2002, $15,000,000 of its 8.10% Series C Senior Notes due June 30, 2006, and $17,140,000 of its 9.68% Series D Senior Notes due November 1, 1999 (collectively, the "Notes"). Principal Mutual is the holder of all of the Notes. Capitalized terms used but not defined herein shall have the meaning given such term in the Note Agreement.

By letter dated August 8, 1996, the Company notified Principal Mutual that it is in violation of Section 5.16(g) of the Note Agreement with regard to excess advances to Restricted Subsidiaries. The Company has requested a waiver of said default and has proposed that Section 5.16 be modified.

Pursuant to the Company's request, Principal Mutual is willing to amend the Note Agreement subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above and in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Principal Mutual hereby agree as follows:

1. Recitals Incorporated. The recitals set forth above are incorporated herein by reference.

2. Limited  Waiver.  Principal  Mutual  hereby  waives  compliance  with Section
5.16(g) of the Note Agreement for the period June 1, 1996 through the date of this Agreement.

3. Amendments to Note Agreement.

     3.1 Section 5.16(g) is deleted in its entirety and the following is inserted in lieu thereof:

          "(g)   investments   in,  and  loans  and  advances   to,   Restricted
          Subsidiaries (other than Subsidiary Guarantors) not in excess of $50,000,000 at any one time outstanding;"


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     3.2  Section  5.16(i) is  deleted  in its  entirety  and the  following  is inserted in lieu thereof:

          "(i) any other investments, loans and advances in an aggregate amount not to exceed the lesser of (A) $25,000,000 or (B) the difference between (1) $50,000,000 less (2) the amount of outstanding investments permitted by subsection (g) hereof."

     3.3 Section 5.15(f)(i) is deleted and the following inserted in lieu thereof:

          "(f)...(i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.6 through 5.14 and 5.16 and 5.17, inclusive, at the end of the period covered by the financial statements then being furnished, and"

     3.4 Section 6.1(f) is deleted and the following inserted in lieu thereof:

          "(f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 through 5.14 or 5.16 or
          5.17 hereof; or"

4. Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of all the following conditions precedent:

     4.1 Delivery to Principal Mutual of all Guaranty Agreements contemplated by
     Section 1.3 from Subsidiary Guarantors, including, but not limited to Volclay International Corporation, a Delaware corporation, and Regeneration Technologies, Inc. (formerly known as AMCOL International, Inc.)

     4.2 Principal Mutual shall have received executed copies of all documents and proceedings taken in connection with the execution and delivery of this Agreement and the other instruments and documents contemplated hereby and an opinion of counsel to the Company and Volclay International and Regeneration Technologies, Inc., in a form and substance satisfactory to Principal Mutual.

5. Representations of the Company. The Company, by its execution and delivery of this Agreement, hereby represents and warrants to Principal Mutual as follows:

     5.1 As of the date hereof, no Default or Event of Default under the Note Agreement, or under any other agreement to which the Company is subject, exists or is continuing.

     5.2 The  representations  and  warranties  of the  Company  referred  to in
     Section 3 of the Note Agreement are true and correct and complete in all material respects as if made on the date hereof, except as to those representations and warranties made as of the specific date, which are true and correct and materially complete as of such date.

     5.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and there has been no material adverse change in the business, condition or operation (financial or otherwise) of the Company taken as a whole since October 4, 1994.
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     5.4 This Agreement has been duly authorized,  executed and delivered by the
     Company and constitutes a legal, valid and binding obligation of the Company.

6.   Miscellaneous.

     6.1 Except as expressly set forth herein, the terms of this Agreement shall not operate as a waiver by Principal Mutual of any of the provisions of, or otherwise prejudice, remedies or powers under the Note Agreement, the Notes or applicable law and shall not operate as a waiver of or otherwise prejudice any rights it may have against any other Person. Except as set forth herein, none of the terms or provisions of either the Note Agreement or the Note shall be modified hereby, and each of the Note Agreement and the Notes, as modified herein, shall continue in full force and effect and are hereby ratified and affirmed.

     6.2 All headings and captions preceding the text of the several sections of this Agreement are intended solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     6.3 This Agreement embodies the entire agreement and understanding among the Company and Principal Mutual with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

     6.4 This Agreement shall be governed by, and construed and enforced in accordance with Illinois law.

     6.5 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed by their  authorized  officers as of the date first written above.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


By:  /s/ Sarah J. Pitts
Its: Counsel


By:  /s/ Annette M. Masterson
Its: Director - Securities Investment



AMCOL INTERNATIONAL CORPORATION
(formerly known as American Colloid Company)


By:  /s/ Paul G. Shelton
Its: Sr. Vice President



cc:  Robert Stephan
     Sarah Pitts